Exhibit 10.26

CANCELLATION OF SHARES AGREEMENT

THIS CANCELLATION OF SHARES AGREEMENT (this “Agreement”) is made as of the 25th day of June 2012, by and between Ira Morris, an individual (the “Shareholder”) and Sandalwood Ventures, Ltd., a Nevada corporation (the “Company”), each a “Party” and collectively the “Parties.”

PRELIMINARY STATEMENTS

1.	The Shareholder holds 1,120,000,000 shares of the Company’s common stock and 1,000 shares of the Company’s Series A Preferred Stock;

2.
The Company is negotiating to enter into a transaction with Eco-Tek Group Inc. (“Eco-Tek”) and certain shareholders of Eco-Tek in connection with a share exchange agreement (“Share Exchange Agreement”), pursuant to which the Eco-Tek shareholders will obtain a significant interest in the Company and the Company will acquire the operations and assets of Eco-Tek; and

3.	A required condition to the closing of the Share Exchange Agreement is the reduction in the number of shares owned by the Shareholder.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and effective as of the Effective Date, the Parties do hereby agree as follows:

1.           Cancellation of Shares.

The Shareholder agrees to cancel 1,070,000,000 shares of Company common stock (the “Shares” and the “Cancellation”) which he owns, concurrently with and/or immediately prior to the Company’s consummation of the Share Exchange Agreement (the “Consummation”, and the cancellation date prior to such Consummation, the “Effective Date”), which will result in the Shareholder owning 50,000,000 shares of Company common stock or 19.9% of the Company’s outstanding shares of common stock immediately following such Cancellation and after such Share Exchange Agreement.  In consideration for the Shareholder agreeing to Cancellation, the Company agrees to pay the Shareholder an aggregate of $20,000 (the “Payment”).  The Payment shall be made to the Shareholder promptly upon the Cancellation.  The Shareholder further agrees that he will receive good and valuable consideration in connection with the Company’s Consummation of the Share Exchange Agreement, and understands that such Share Exchange Agreement could not be Consummated by the Company if not for the Cancellation.

2.
Consideration.  Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and/or will receive valid consideration pursuant to and in connection with the Payment and the Cancellation and the Consummation of the Share Exchange Agreement and the transactions contemplated therein.

3.
Further Assurances.  The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the Cancellation of the Shares.

4.           Miscellaneous.

(a)	Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

(b)
Amendments and Waiver.  No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party against whom that waiver is sought to be enforced.

(c)
Counterparts.  This Agreement may be executed in counterparts and by the different Parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

(d)	Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

(e)
Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

(f)
Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(g)
Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

(h)	Faxed Signatures. For purposes of this Agreement, a faxed signature shall constitute an original signature.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

“SHAREHOLDER”

/s/ Ira Morris
_____________________________
Ira Morris

“COMPANY”

SANDALWOOD VENTURES, LTD.

By: /s/ Ronald Kopman
Ronald Kopman
Chief Executive Officer